Cusip No. 977284108                      13G                   Page 7 of 8 Pages


                           EXHIBIT 1 TO SCHEDULE 13G
       ------------------------------------------------------------------


                                FEBRUARY 5, 1999
       ------------------------------------------------------------------


          MORGAN  STANLEY  DEAN  WITTER & CO. and  MORGAN  STANLEY  DEAN  WITTER

          ADVISORS INC. hereby agree that, unless differentiated,  this Schedule

          13G is filed on behalf of each of the parties.


          MORGAN STANLEY DEAN WITTER & CO.

          BY: /s/ Bruce Bromberg
          --------------------------------------------------------------------
          Bruce Bromberg / Vice President Morgan Stanley & Co.  Incorporated

          MORGAN STANLEY DEAN WITTER ADVISORS INC.

          BY: /s/ Barry Fink
           --------------------------------------------------------------------
          Barry Fink / Senior Vice President Morgan Stanley  Dean  Witter
                       Advisors Inc.